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                                                                 EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 29, 2001 (except with respect to the matter discussed in Note 15, as to which the date is June 18, 2001) included in the AdvancePCS Form 10-K/A for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP

Dallas, Texas,
         January 31, 2002